Exhibit 99.1

Craig K. Hubbard
Treasurer
985.801.5117
craig.hubbard@poolcorp.com

SCP POOL CORPORATION
ANNOUNCES THE COMPLETION OF ITS CANADIAN DISTRIBUTION ACQUISITION
AND THE DIVESTITURE OF ITS NORTH AMERICAN MANUFACTURING ASSETS

COVINGTON, LA (January 3, 2005) – SCP Pool Corporation (NASDAQ/NM:POOL) announced today that it has completed its previously announced acquisition of certain distribution assets of Latham International LP’s Canadian subsidiary, Pool Tech Distribution Inc., (“Pool Tech”). Pool Tech distributes swimming pool supplies and equipment through three service centers located in Ontario, Canada. POOL funded this transaction primarily through the exchange of manufacturing assets held by its subsidiary, Les Industries R.P. Inc.

POOL also completed the previously announced divestiture of its manufacturing assets located in Fort Wayne, Indiana. POOL received a minority interest in Latham Acquisition Corporation (“LAC”) in exchange for the manufacturing assets of its subsidiary, Fort Wayne Pools, Inc.

SCP Pool Corporation is the largest wholesale distributor of swimming pool supplies and related products. Currently, POOL operates over 200 service centers in North America and Europe, through which it distributes more than 91,000 national brand and private label products to roughly 48,000 wholesale customers.

This news release may include “forward-looking” statements that involve risk and uncertainties. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially due to a variety of factors, including the sensitivity of the swimming pool supply business to weather conditions and other risks detailed in POOL’s 2003 Form 10-K and subsequent Form 10-Qs filed with the Securities and Exchange Commission.